STATE of WASHINGTON               [STATE SEAL]                SECRETARY of STATE


      Corporations Division   o   505 E. Union Avenue   o   P.O. Box 40234
        Olympia, WA 98504-0234   o   360/753-7115   o   Fax 360/864-8781

                             ARTICLES OF AMENDMENT
                         WASHINGTON PROFIT CORPORATION
                                 RCW 23B.10.060


UBI #: 601007729                                                 Submit original
Phone #: 408-375-6209                                            and one copy
                       Please type or print in black ink         Fee: $30.00


1. Name of the corporation currently recorded with the Office of the Secretary of State:

                             NORTH WEST FARMS, INC.


2.   Amendments to the Articles of Incorporation were adopted on:   Oct 31, 1997
                                                                        Date


3. Amendments to the Articles of Incorporation are as follows (If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment are included below):

                     PAR VALUE OF STOCK IS $.001 PER SHARE


                      Please attach additional amendments.


4. Amendments were adopted by (Check and complete one of the following applicable statements):

     [_]  Incorporators. Shareholders action was not required.

     [X]  Board of directors. Shareholders action was not required.

     [_] Duly approved shareholder action in accordance with RCW 23B.10.030 and RCW 23B.10.040.


5. Application will be effective upon filing unless another date and/or time is specified:

     Extended effective date may delay up to 30 days beyond the date the document is stamped "Filed" by the Corporation Division.


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               Date                                    Time


6. This document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.


     /s/ DIANE S. BUTTON               DIANE S. BUTTON             OCT. 31, 1997
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     Signature of Officer               Printed Name                    Date
                                         President


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SUBMIT THE COMPLETED FORM AND THE FEE TO THE ABOVE ADDRESS.

                                                                     FEE: $30.00